                                                               Exhibit 10.2.1

                                     LEASE

        THIS LEASE is entered into and made as of the 30th day of December, 1986, by and between 3330 W. MARKET PROPERTIES, an Ohio General Partnership, which has its principal office at 55 South Miller Road, Akron, Ohio 44313, hereinafter called "Landlord" and TELXON CORPORATION, a Delaware corporation, which has its principal office at 3330 West Market Street, Fairlawn, Ohio 44313, hereinafter called "Tenant".

                              W I T N E S S E T H:

        Landlord, in consideration of the rents and covenants hereinafter set forth, does hereby demise, let and lease to Tenant, and Tenant does hereby hire, take and lease from Landlord, on the terms and conditions hereinafter set forth, the following described space, hereinafter called the "Premises", to have and to hold the same, with all appurtenances, unto Tenant for the term hereinafter specified.

         1.    Description of the Premises.

         The Premises are located in the City of Fairlawn, County of Summit, State of Ohio, and include: (a) a certain tract of land containing approximately 7.67 acres and commonly known as Summit Park Square, 3320, 3330 and 3340 West Market Street, on which Landlord's office buildings, hereinafter called the "Buildings," containing a total of approximately 98,921 rentable square feet, excluding those portions of the Buildings from time to time subject to leaseholds in favor of third parties; and (b) a certain tract of land contiguous with and south of the aforementioned 7.67 acre tract of land. The Premises are more particularly described in Exhibit A attached to and made a part of this Lease. Upon termination by expiration of the term or otherwise of any lease in favor of a third party encumbering any part of the Buildings, the premises covered by such lease shall be added to the Premises upon restoration of such premises to "Building Standard" condition, i.e., broom-clean and freshly painted to Tenant's specifications.

         2.    Term and Possession.

               (a) Term. Notwithstanding Section 2(b), the term of this Lease shall be fifteen (15) years, beginning on the first day of January, 1987 (the "Commencement Date") and ending on the 31st day of December, 2001, unless terminated earlier as provided in this Lease.

               (b) Early Occupancy. If Tenant begins to conduct business in all or any portion of the Premises before the Commencement Date, Tenant shall pay to Landlord on the Commencement Date a rental in respect thereof for the period from the date Tenant begins to conduct business therein to the Commencement Date, which rental shall be that proportion of Rent for the calendar year 1987 which the number of days in such period bears to 365. Except where clearly inappropriate, the provisions of this Lease shall be applicable during such period.

               (c) Acceptance of Premises. Taking possession of all or any portion of the Premises by Tenant shall be conclusive as against Tenant that the Premises or such portion thereof are in satisfactory condition on the date of taking possession, subject only to (i) matters specified in Tenant's written notice delivered to Landlord on or before the date on which Tenant thus takes possession, and (ii) latent defects.

         3.    Rent.

               (a) Base Rent. Tenant shall pay to Landlord as base rent for the Premises in respect of each year of the term of this Lease, payable in advance and without notice in equal monthly installments during each such year on the first day of each month during the term of this Lease, the amount per square foot times the number of square feet from time to time included in the Premises, as set forth below.

                    Years      Annual Rent Per Square Foot
                  1987-1989              $13.78

                  1990-1994               14.75

                  1995-1999               16.23

                  2000-2001               17.85

At such time as the number of square feet included in the Premises varies such that the amount of base rent payable under this Lease is affected, Landlord shall promptly deliver written notice of the new number of square feet included in the Premises and the date from which the change in the number of square feet included in the Premises shall have been effective. Unless Tenant objects to the content of such notice within thirty (30) days after its receipt thereof, Landlord's notice shall be deemed conclusive and binding for purposes of calculating the amount of base rent.

       In addition to the base rent specified above, Tenant shall pay to Landlord not later than thirty (30) days after either the end of each year included in the term of this Lease or Tenant's receipt of Landlord's statement therefor, whichever is later, the amount, if any, by which the aggregate rent payable by third parties for all rentable premises other than the Premises within the Buildings, including base rent and Annual Rental Adjustment (as hereinafter defined) or the equivalent thereof, is less than the aggregate number of square feet of such premises times the annual rent per square foot specified above applicable to the year in question plus the Annual Rental Adjustment applicable to such premises. Nothing contained in this Section shall be deemed to constitute a guaranty by Tenant of Landlord's collection of such amount payable, Tenant's obligation being limited to, and defined by, the amount of rent payable (not collected) for such premises.

      (b) Annual Rental Adjustment. In addition to the base rent specified in Section 3(a) hereof, Tenant shall pay to Landlord as additional rent for the Premises, in each calendar year throughout the term of this Lease, a sum equal to Tenant's proportionate share of the increase, if any, in Landlord's Total Cost of Operation of the Buildings (as hereinafter defined) over the Base Expenses (as hereinafter defined) and Tenant's proportionate share of the increase in real estate taxes over Base Real Estate Taxes (as hereinafter defined). The amount of Tenant's proportionate share of the increase in Landlord's Total Cost of Operation of the Buildings and increase in real estate taxes for a particular calendar year over the Base Expenses and Base Real Estate Taxes (sometimes hereinafter referred to as the "Annual Rental Adjustment") shall be estimated annually by Landlord, and written notice thereof shall be given to Tenant at least thirty (30) days prior to the beginning of each calendar year (in the case of 1987, not later than March 31, 1987). Tenant shall pay each month, at the same time the monthly installment of base rent is due, an amount equal to one-twelfth (1/12) of the estimated Annual Rental Adjustment. Within ninety (90) days after the end of each such calendar year, Landlord shall prepare and deliver to Tenant a statement showing in reasonable detail the actual amount of Landlord's Total Cost of Operation of the Building and real estate taxes for the preceding calendar year and the actual amount of Tenant's Annual Rental Adjustment. Within thirty (30) days after receipt of the aforementioned statement, Tenant shall pay to Landlord, or Landlord shall remit to Tenant, as the case may be, the difference between the actual amount of Tenant's Annual Rental Adjustment for the preceding calendar year and the estimated amount paid by Tenant during such year.

       If the actual amount of Landlord's Total Cost of Operation of the Buildings and real estate taxes for a particular calendar year is equal to or less than that established for the Base Expenses and Base Real Estate Taxes, then Tenant shall not be obligated to pay any Annual Rental Adjustment, but Tenant shall not be entitled to any reimbursement or abatement of base rent. If this Lease shall expire or be terminated on any date other than the last day of a calendar year, the actual amount of Tenant's Annual Rental Adjustment for such partial year shall be prorated accordingly.

       For purposes of this Section, the following definitions shall apply:

             (i) "Base Expenses" shall mean Landlord's predecessor's Total Cost of Operation of the Buildings during 1986, which was $3.871 per square foot or a total of $382,926 for the Buildings.

             (ii) "Base Real Estate Taxes" shall mean real estate taxes payable in respect of 1986 (other than penalties for late payment) on the Buildings and the land included in the Premises, which were $0.7893 per square foot or a total of $78,074 for the Buildings and such land.

             (iii) "Tenant's proportionate share" of the increase in Base Expenses and the increase in Base Real Estate Taxes shall mean the percentage determined by dividing the rentable area of the Buildings from time to time included in the Premises by the total rentable area within the Buildings (approximately 98,921 square feet). For purposes of this lease, Tenant's proportionate share of the increase in Base Expenses and Base Real Estate Taxes shall not be combined but shall be calculated and billed separately.

             (iv) "Landlord's Total Cost of Operation of the Buildings" shall mean all of Landlord's direct costs and expenses of operation and maintenance of the Buildings and the surrounding walks, driveways, parking lot and landscaped areas (within the area described in Exhibit A and outlined in Exhibit B) as determined by Landlord in accordance with generally accepted accounting principles or other recognized accounting practices, consistently applied, plus all additional direct costs and expenses of operation and maintenance which Landlord determines that it would have paid or incurred if the Buildings had been one-hundred percent (100%) occupied, including by way of illustration and not limitation: insurance premiums, personal property taxes on personal property used by Landlord in the Buildings; water, electrical and other utility charges other than the separately billed electrical and other charges paid by Tenant; service and other charges incurred in the operation and maintenance of the elevators and the heating, ventilation and air-conditioning system; cleaning services; tools and supplies; landscape maintenance costs; building security services; license and permit fees; building management fees; wages and related employee benefits payable by Landlord to the on-site employees of Landlord or its building management agent; and in
       general all   other costs  and expenses which would, under generally
       accepted accounting principles, consistently applied, be regarded as operating and maintenance costs and expenses. "Landlord's Total Cost of Operation of the Buildings" shall not include the cost of tenant finish improvements or capital improvements' depreciation, real estate brokerage and leasing commissions; principal and interest payments on any mortgages or similar encumbrances; wages and related employee benefits of Landlord's off-site management personnel; and in general any other costs and expenses which would not, under generally accepted accounting principles, consistently applied, be regarded as operating and maintenance costs and expenses incurred in connection with the Buildings.

        If Landlord shall, at any time after the Commencement Date, install a labor-saving device or other equipment which improves the operating efficiency of any system within the Buildings (such as an energy management computer system) and thereby reduces any portion of Landlord's
Total   Cost  of  Operation  of  the  Buildings,  then  Landlord  may,  in determining the amount of Tenant's Annual Rental Adjustment, add to Landlord's Total Cost of Operation of the Buildings in each year during the useful life of such installed device or equipment, an amount equal to the annual depreciation or amortization allowance of the cost of such installed device or equipment as determined in accordance with applicable regulations of the Internal Revenue Service or generally accepted accounting principles consistently applied; provided, however, that the amount of such allowance shall not exceed the annual cost or expense reduction properly attributable to such installed device or equipment.

        Landlord's statement of the actual amount of Landlord's Total Cost of Operation of the Buildings and real estate taxes for any particular calendar year shall be signed by a general partner of Landlord and shall state that, to the best of his knowledge and belief, the costs and expenses listed therein accurately reflect the actual amount of Landlord's Total Cost of Operation of the Buildings and real estate taxes for such year. Tenant or its accountants shall have the right to inspect and copy, at reasonable times and in a reasonable manner, during the one hundred eighty (180) day period following Tenant's receipt of any such statement, such of Landlord's books and records as pertain to and contain information concerning such costs and expenses in order to verify the amounts thereof.

        If Tenant shall dispute any item or items included in the determination of Landlord's Total Cost of Operation of the Buildings or real estate taxes for a given calendar year, and such dispute is not resolved by the parties hereto within one hundred eighty (180) days after the statement for such year was received by Tenant, then either party may, within thirty (30) days thereafter, request that a firm of certified public accountants (other than such firm as then regularly serves Tenant) selected by Tenant render an opinion as to whether or not the disputed item or items may properly be included in the determination of Landlord's Total Cost of Operation of the Buildings or real estate taxes for such year; and the opinion of such firm on the matter shall be conclusive and binding upon the parties hereto. The fees and expenses incurred in obtaining such an opinion shall be borne by the party adversely affected thereby; and if more than one item is disputed and the opinion adversely affects both parties, the fees and expenses shall be apportioned accordingly. If Tenant shall not dispute any item or items included in the determination of Landlord's Total Cost of Operation of the Buildings or real estate taxes for a given calendar year within one hundred eighty
(180) days after the statement for such year was delivered to it, Tenant shall be deemed to have approved such statement.

        (c)   Service  Charge.     If  any  installment  of  base  rent  or
additional rent provided for herein, including the Annual Rental
Adjustment, or any part thereof, is not paid within ten (10) days after its due date and notice of nonpayment thereof to Tenant, it shall be subject to a service charge of one percent (1%) of the unpaid rent due for each month, or such lesser amounts as may be the maximum amount permitted by law, until paid.

4.    Use of the Premises.

        (a) Specific Use. The Premises shall be occupied and used as office space and for all uses and purposes incidental thereto, including but not limited to any and all computer facilities as may be required by Tenant in connection with its business. ln addition, the Premises or any part thereof may be used for laboratory purposes, which purposes shall mean and include use as a laboratory for soldering, mechanical assembly and chemical or mechanical testing.

       (b)   Covenants Regarding  Use.   In connection with its use of the
Premises, Tenant agrees to do the following:

             (i)     Tenant  shall  use  the  Premises  and   conduct  its
       business thereon in a safe, careful, reputable and lawful manner; shall keep and maintain the Premises in as good condition as they were when Tenant first took possession thereof, ordinary wear and acts of God excepted, and shall make all necessary repairs to the Premises other than those which Landlord is obligated to make as provided in this Lease.

             (ii) Tenant shall not commit, nor allow to be committed, in, on or about the Premises or the Buildings, any act of waste, including any act which might deface, damage or destroy the Buildings or any part thereof; use or permit to be used on the Premises any hazardous substance, equipment or other thing which might cause injury to person or property or increase the danger of fire or other casualty in, on or about the Premises; permit any objectionable or offensive noise or odors to be emitted from the Premises; or do anything or permit anything to be done which would, in Landlord's reasonable opinion, disturb or tend to disturb other tenants occupying leased space in the Buildings.

             (iii) Tenant shall not overload the floors of the Premises beyond their designed weight-bearing capacity, which Landlord has determined to be eighty (80) pounds per square foot live load, including an allowance for partition load. Landlord reserves the right reasonably to direct the positioning of all heavy equipment, furniture and fixture which Tenant desires to place in the Premises so as to distribute properly the weight thereof, and to require the removal of any equipment or furniture which exceeds the weight limit specified herein.

             (iv) Tenant shall not use the Premises or allow the Premises to be used for any purpose or in any manner which would invalidate any policy of insurance now or hereafter carried on the Buildings or increase the rate of premiums payable on any such insurance policy. Should Tenant fail to comply with this covenant, Landlord may require Tenant to reimburse Landlord as additional rent for any increase in premiums charged during the term of this Lease on the insurance carried by Landlord on the Premises and attributable to the use being made of the Premises by Tenant.

       (c)   Compliance with  Laws.   Tenant shall  comply with  all laws,
statutes, ordinances, rules, regulations and orders of any federal, state, municipal or other government or agency thereof having jurisdiction over and relating to the use, condition and occupancy of the Premises, except that Tenant shall not be responsible for or required to make structural repairs to the Buildings or the Premises unless, in the case of the latter, the need therefor is caused by its own negligence.

       (d) Compliance with Building  Rules and  Regulations.   Rules and
regulations reasonably governing the use and occupancy of the Premises and all other leased space in the Buildings may be adopted by Landlord for the mutual benefit and protection of all the tenants in the
Buildings.    Tenant  shall  comply  with  and conform  to the  rules and regulations from time to time in effect, so long as Tenant has been provided a true, correct and complete copy of such rules and regulations. Landlord shall have the right to change such rules and regulations or to make new rules and regulations from time to time in any reasonable manner that it deems necessary or desirable in order to insure the safety, care and cleanliness of the Buildings and the preservation of order therein. Any such amendments to the rules and regulations shall be reasonable, shall be set forth in writing and shall be given to Tenant, who shall thereafter comply with and conform to the same.

5.     Utilities and Other Building Services.

       (a)   Services  to  be  Provided.   Landlord shall  furnish Tenant,
between the hours of 6:00 a.m. and 11:00 p.m. on Monday through Friday and 6:00 a.m. and 5:00 p.m. on Saturday of each week except on legal holidays on which Tenant's offices are closed and except as noted below, with the following utilities and other building services to the extent reasonably considered by Landlord to be necessary for Tenant's comfortable use and occupancy of the Premises for general office use or as may be required by law or directed by governmental authority:

             (i)     Heating, ventilation and air-conditioning;

             (ii)    Electricity  for   normal  lighting   and   operating
       business machines in the Premises and the common areas and facilities of the Buildings;

             (iii)   Water for lavatory and drinking purposes;

             (iv)    Automatic elevator service;

             (v)     Cleaning  and   janitorial  service,   including  the
       supplying and installing of paper towels, toilet tissue and soap on Monday through Friday of each week except legal holidays;

             (vi)    The washing of windows at reasonable intervals;

             (vii)   Replacement  of   all   lamps,   bulbs,  starters  and
       ballasts as required from time to time as a result of normal usage;

             (viii) Cleaning and maintenance of the common areas and facilities of the Buildings and the walks, driveways, parking lot and landscaped areas adjacent to the Buildings, including the removal of rubbish and snow; and

             (ix) Repair and maintenance of the Buildings and certain systems within the Premises to the extent specified in Section 8 hereof.

       Landlord hereby agrees to obtain and retain separate metering for all electricity used in the Premises.

       (b) Additional Services. If Tenant requests any other utilities or building services in addition to those identified above or any of the above utilities or building services in frequency, scope, quality or quantities substantially greater than those which Landlord reasonably determines are normally required by other tenants in the Buildings (or other buildings substantially similar thereto) for general office use, then Landlord shall use reasonable efforts to furnish Tenant with such additional utilities or building services. In the event Landlord is able to and does furnish such additional utilities or building services, the cost thereof shall be borne by Tenant, who shall reimburse Landlord for the same as provided in Section 5(d) hereof.

       If any lights, machines or equipment (including but not limited to
computers)  used   by  Tenant  in  the  Premises  materially  affect  the
temperature otherwise maintained by the Buildings' air-conditioning system or generate substantially more heat in the Premises than that which would normally be generated by the lights and business machines typically used by other tenants in the Buildings or by tenants in substantially similar office buildings, then Landlord shall have the
right   to  install any  machinery or  equipment which  Landlord considers reasonably necessary in order to restore the temperature balance between the Premises and the rest of the Buildings, including that which modifies the Buildings' air-conditioning system. All costs expended by Landlord to install any such machinery and equipment and any additional cost of operation and maintenance occasioned thereby shall be borne by Tenant, who shall reimburse Landlord for the same as provided in Section 5(d) hereof.

      Tenant shall not install or connect any electrical equipment other than (i) that heretofore installed or connected, including but not limited to a computer unit, special air-conditioning for the computer unit, and a burglar alarm system, or replacements thereof, or (ii) the business machines typically used for general office use by tenants in office buildings comparable to the Buildings, without Landlord's prior written consent, which consent shall not be unreasonably withheld. If Landlord determines that electrical equipment to be so installed or connected exceeds the designed load capacity of the Building's electrical system or is in any way incompatible therewith, then Landlord shall have the right, as a condition to granting its consent, to make such modifications to the electrical system or other parts of the Buildings or the Premises as are reasonably required, or to require Tenant to make such modifications to the equipment to be installed or connected, as Landlord reasonably considers to be necessary before such equipment may be so installed or connected. The cost of any such modifications shall be borne by Tenant, who shall reimburse Landlord for the same (or any portion thereof paid by Landlord) as provided in Section 5(d) hereof. Tenant shall have the right, after normal business hours, to take actions which would prohibit the elevators from stopping at any floor on which Tenant is the only tenant, provided that Tenant shall provide Landlord with any cards or keys necessary to enable Landlord to have access to all such floors at any time.

        (c) Interruption of Services. Tenant understands, acknowledges and agrees that any one or more of the utilities or other building services identified above may be interrupted by reason of accident, emergency or other causes beyond Landlord's control, or may be discontinued or diminished temporarily by Landlord or other persons until certain repairs, alterations or improvements can be made; that Landlord does not represent or warrant the uninterrupted availability of such utilities or building services; and that any such interruption shall not be deemed an eviction or disturbance of Tenant's right to possession, occupancy and use of the Premises or any part thereof, or, except in the case of an interruption caused by the negligence or willful tort of Landlord, its agents or employees, render Landlord liable to Tenant in damages by abatement of rent or otherwise, or relieve Tenant from the obligation to perform its covenants under this Lease. Landlord shall, however, use its best efforts to restore any interrupted services as promptly as possible.

        (d) Payment of Utilities and Building Services. The cost of the following utilities and other building services shall be borne by Tenant, who shall be separately billed therefor and who shall reimburse and pay Landlord monthly for the same as additional rent, at the same time the monthly installment of base rent and other additional rent is due:

              (i) Except to the extent paid by Tenant directly to the utility providing same, all electricity used by Tenant for lighting and operating business machines and equipment in the Premises. The monthly amount to be billed for electricity so used by Tenant shall be determined by Landlord on the basis of (A) the prevailing rates for electrical usage charged in the municipality where the Buildings are located, including any taxes levied thereon, and

            (B) the total number of kilowatt hours of electricity actually consumed per month by Tenant in lighting and operating business machines and equipment in the Premises;

                   (ii) All replacement  lamps, bulbs,  starters and ballasts used in the Premises to the extent furnished by Landlord at Tenant's request and the cost of their installation if done by Landlord; and

                  (iii) All additional utilities or other building services
            furnished by Landlord at the request of Tenant or as a result of Tenant's activities as provided in Section 5(b) hereof.

            The cost of all other utilities and building services identified in
      Section 5(a) hereof shall be borne by Landlord.

      6.    Parking.

      Landlord hereby gives to Tenant, its employees, agents, customers and
invitees,   the  privilege  of  parking  in  the  parking  lot  adjacent  to the Buildings. The same privilege has been or will be given to other tenants in the Buildings and to their employees, agents, customers and invitees, and it does not entitle Tenant or the other tenants to any particular assigned spaces in the parking lot. Landlord shall, however, reserve ten (10) parking spaces in close proximity to the Buildings and shall mark such spaces with the words "Visitor Parking".

      7.    Signs.

      Tenant shall be permitted to have tenant identification information included or shown on the directory board in the main lobby and on the tenant access door to the Premises. Tenant shall be permitted to install an exterior sign so long as such sign is approved by the appropriate public authority, is in front of Building C (and/or such other Building(s) of which Tenant is the sole occupant), is substantially similar to the signs in front of the other Buildings and is approved by Landlord, which approval shall not be unreasonably withheld or delayed. In addition, at such time as Tenant is the sole occupant of the Buildings, Tenant shall have the right to rename the Buildings to identify same with Tenant (e.g., "Telxon World Headquarters" or "The Telxon Building," such examples being for purposes of illustration only and not by way of limitation).

        8.  Repairs, Maintenance, Alterations,  Improvements and Fixtures.

              (a) Repair and Maintenance of Buildings. Landlord shall keep and maintain in good order, condition and repair the roof, exterior and interior structural walls (including any plate glass windows which are a part thereof), foundation, basement, the common areas and facilities of the Buildings and the electrical, plumbing, heating, ventilation and air-conditioning systems serving the Premises and other parts of the Buildings. The cost of all repairs required to be made by Landlord shall be borne by Landlord unless made necessary by the negligence, misuse or default of Tenant, its employees, agents, customers or invitees, in which event they shall be borne by Tenant, who shall be separately billed and shall reimburse Landlord for the same as additional rent.

              (b) Repair and Maintenance of the Premises. Except as provided in Section 8(a) hereof, Tenant shall, at its own expense, keep and maintain the Premises in good order, condition and repair.

              (c) Alterations or Improvements. Tenant may make, or permit to be made, alterations or improvements to the Premises, but in the case of alterations or improvements requiring an expenditure in excess of Five Thousand Dollars ($5,000.00) only if Tenant obtains the prior written consent of Landlord thereto, which consent shall not be unreasonably withheld or delayed. Tenant shall make any and all such alterations and improvements in accordance with all applicable laws and building codes, in a good and workmanlike manner and in quality equal to or better than the original construction of the Buildings and shall comply with such requirements as Landlord reasonably considers necessary or desirable, including without limitation requirements as to the manner in which and the times at which such work shall be done. Tenant shall promptly pay all costs attributable to such alterations and improvements and shall indemnify Landlord against any mechanics' liens or other liens or claims filed or asserted as a result thereof and against any costs or expenses which may be incurred as a result of building code violations attributable to such work. Tenant shall promptly repair any damage to the Premises or the Buildings caused by any such alterations or improvements. Any alterations or improvements to the Premises, except movable office furniture and equipment and trade fixtures, shall become a part of the realty and the property of Landlord, and shall not be removed by Tenant without the consent of Landlord, which consent shall not be unreasonably withheld or delayed.

       Tenant's rights under this Section shall include without limitation the right to construct or cause to be constructed additions to the Buildings and/or expansion of the parking areas, provided that Tenant complies with all the requirements of this Section and those of applicable laws and ordinances, including but not limited to zoning ordinances, and governmental rules and regulations promulgated thereunder, and provided further that prior to any such construction or expansion Landlord and Tenant shall have agreed in writing with respect to responsibility for payment of the costs thus incurred and any additional rent payable for such additions to the Premises. In the event Landlord and Tenant shall be unable to agree in this connection within ninety (90) days following Tenant's submission to Landlord of a written proposal, including plans and specifications, for such additions and/or expansion, then either Landlord or Tenant shall have the right to submit the matter as to which Landlord and Tenant have been unable to agree to the American Arbitration Association in Akron, Ohio for arbitration in accordance with the commercial rules thereof then in effect, which arbitration shall be conclusive and binding upon the parties for the purposes of this Lease. In the event Landlord or an affiliate thereof is known by Tenant to be engaged in the construction business, Tenant shall afford Landlord or such affiliate an opportunity to bid for the contract to construct any and all alterations, improvements, additions or expansion contemplated under this Section, but Tenant shall nonetheless retain unrestricted discretion in electing to accept or reject any bid submitted by Landlord or its affiliate, whether or not such bid is the most favorable submitted in strictly monetary terms.

       Promptly on execution of this Lease, or at a mutually agreed time, Landlord shall at its sole cost and expense, without any obligation on Tenant's part under Section 3(b) hereof or otherwise, commence and, as soon as practicable, complete a landscaping plan and remodeling and redecorating of the main reception area of Tenant so as to enhance the image of Tenant's main reception area and raise same to a level commensurate with the status of the Premises as Tenant's world headquarters.

       (d) Trade Fixtures. Any trade fixtures installed on the Premises by Tenant at its own expense, including but not limited to movable partitions, counters, shelving, showcases, mirrors and the like, may and, at the request of Landlord, shall be removed on the Expiration Date or earlier termination of this Lease, provided that Tenant is not then in default, that Tenant bears the cost of such removal, and further that Tenant repairs at its own expense any and all damage to the Premises resulting from such removal. If Tenant fails to remove any and all such trade fixtures from the Premises on the Expiration Date or earlier termination of this Lease, all such trade fixtures shall become the property of Landlord unless Landlord elects to require their removal, in which case Tenant shall promptly remove same and restore the Premises to their prior condition.

9.     Fire or Other Casualty; Casualty Insurance

       (a) Substantial Destruction of the Buildings. If the Buildings should be substantially destroyed (which, as used herein, means destruction or material damage to at least 50% of the Buildings) by fire or other casualty or the Premises rendered wholly or substantially untenantable for the purposes for which they were leased, Tenant may, at its option, terminate this Lease by giving written notice thereof to the other party within thirty (30) days of such casualty. In such event, the rent shall be apportioned to and shall cease as of the date of such casualty. In the event Tenant does not exercise this option, then the Premises shall be reconstructed and restored at Landlord's expense.

       (b) Partial Destruction of the Premises. If the Premises should be rendered partially untenantable for the purpose for which they were leased (which, as used herein, means such destruction or damage as would prevent Tenant from carrying on its business on the Premises to an extent exceeding 20% of its normal business activity) by fire or other casualty, then such damaged part of the Premises shall be reconstructed and restored, at Landlord's expense; rent shall be abated in the proportion which the approximate area of the damaged part bears to the total area in the Premises from the date of the casualty until substantial completion of the reconstruction repairs; and this Lease shall continue in full
force and  effect for  the balance  of the  term.    Landlord  shall  use
reasonable diligence in completing such reconstruction repairs, but in the event Landlord fails to complete the same within one hundred eighty
(180) days from the date of the casualty, or if at such time it is apparent that Landlord will not be able to reconstruct the Premises in one hundred eighty (180) days, or if such casualty occurs during the last twelve (12) months of the term of this Lease, then Tenant may, at its option, terminate this Lease upon giving Landlord written notice to that effect, whereupon both parties shall be released from all further obligations and liability hereunder.

       (c)   Casualty  Insurance.     Landlord  shall  be  responsible  for
insuring and shall at all times during the term of this Lease carry, at its own expense, a policy of insurance which insures the Buildings, including the Premises, against loss or damage by fire or other casualty (namely, the perils against which insurance is afforded by the standard fire insurance policy and extended coverage endorsement); provided, however, that Landlord shall not be responsible for, and shall not be obligated to insure against, any loss or damage to personal property (including, but not limited to, any furniture, machinery, equipment, goods or supplies) of Tenant or which Tenant may have on the Premises or any trade fixtures installed by or paid for by Tenant on the Premises or any additional improvements which Tenant may construct on the Premises.

       (d) Waiver of Subrogation. Landlord and Tenant hereby release each other and each other's employees, agents, customers and invitees from any and all liability for any loss, damage or injury to person or property occurring in, on or about or to the Premises, improvements to the Buildings or personal property within the Buildings, by reason of fire or other casualty which could be insured against under a standard fire and extended coverage insurance policy, regardless of cause, including the negligence of Landlord or Tenant and their employees, agents, customers and invitees. Because the provisions of this Section will preclude the assignment of any claim mentioned herein by way of subrogation or otherwise to an insurance company or any other person, each party to this Lease shall give to each insurance company which has issued to it one or more policies of fire and extended coverage insurance notice of the terms of the mutual releases contained in this Section, and have such insurance policies properly endorsed, if necessary, to prevent the invalidation of insurance coverages by reason of the mutual releases contained in this Section.

     10.   General Public Liability,  Indemnification and Insurance.

           (a) Tenant shall be responsible for, shall have the obligation to insure against and shall indemnify Landlord and hold it harmless from any and all liability for any loss, damage or injury to person or property occurring in, on or about the Premises, regardless of cause, including the negligence of Landlord and its employees, agents, customers and invitees, and Tenant hereby releases Landlord from any and all liability for the same. Tenant's obligation to indemnify Landlord hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith.

           (b) Tenant, in order to enable it to meet its obligation to insure against the liabilities specified in Section 10(a) hereof, shall at all times during the term of this Lease carry, at its own expense, for the protection of Tenant, Landlord and Landlord's management agent, if any, as their interests may appear, one or more policies of general public liability and property damage insurance, issued by one or more insurance companies acceptable to Landlord, with minimum coverages of $300,000 for injury to one person in any one accident, $500,000 for injuries to more than one person in any one accident and $100,000 in property damage per accident and insuring against any and all liability for which Tenant is responsible hereunder. Such insurance policy or policies shall name Landlord as an insured and shall provide that same may not be cancelled on less than ten (10) days prior written notice to Landlord. Tenant shall furnish Landlord with a copy of all certificates evidencing such insurance. Should Tenant fail to carry such insurance and furnish Landlord with a copy of all such policies after a request to do so, Landlord shall have the right to obtain such insurance and collect the cost thereof from Tenant as additional rent.

           (c) Landlord shall be responsible for, shall have the obligation to insure against, and shall indemnify Tenant and hold it harmless from any and all liability for any loss, damage or injury to person or property occurring in, on or about the common areas and facilities of the Buildings and the walks, driveways, parking lot and landscaped areas adjacent to the Buildings, regardless of cause, including the negligence of Tenant and its employees, agents, customers and invitees; and Landlord hereby releases Tenant from any and all liability for the same. Landlord's obligation to indemnify Tenant hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith.

     11.   Eminent Domain.

     If the whole or any part of the Premises shall be taken for public or quasi-public use by a governmental authority under the power of eminent domain or shall be conveyed to a governmental authority in lieu of such taking, and if such taking or conveyance shall cause the remaining part of the Premises to be untenantable or inadequate for use by Tenant for the purposes for which they were leased, then Tenant may, at its option, terminate this Lease as of the date Tenant is required to surrender possession of the Premises. If all or any portion of the parking area shall be taken or conveyed and such taking or conveyance substantially interferes with the contemplated use of the Premises by Tenant, then Tenant shall have the right to terminate this Lease as of the date of surrender of possession. Landlord shall have the right to provide parking on adjoining parcels of land in substitution for any parking area so taken or conveyed. All compensation awarded for such taking or conveyance shall be the property of Landlord without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest in and to any such award. However, Tenant shall have the right to recover from Landlord such compensation as may be awarded to Tenant on account of moving and relocation expenses and depreciation to and removal of Tenant's trade fixtures and personal property.

       12.   Liens.

       If, because of any act or omission of Tenant or anyone claiming by, through or under Tenant, any mechanic's liens or other lien shall be filed against the Premises or the Buildings or against other property of Landlord (whether or not such lien is valid or enforceable as such), Tenant shall, at its own expense, cause the same to be discharged of record by payment, bonding or otherwise within a reasonable time, not to exceed thirty (30) days, after the date of filing and notice thereof to Tenant, and shall also indemnify Landlord and hold it harmless from any and all claims, losses, damages, judgments, settlements, costs and expenses, including attorneys' fees, resulting therefrom or by reason thereof.

       13.   Rental, Personal Property and Other Taxes.

             (a) Tenant shall pay before delinquency any and all taxes, assessments, fees or charges (hereinafter referred to as "taxes"), including any sales, gross income, rental, business occupation or other taxes, levied or imposed upon Tenant's business operations in the Premises and any personal property or similar taxes levied or imposed upon Tenant's trade fixtures, leasehold improvements or personal property located within the Premises. In the event any such taxes are charged to the account of, or are levied or imposed upon the property of, Landlord, Tenant shall reimburse Landlord for the same as additional rent. Notwithstanding the foregoing, Tenant shall have the right to contest in good faith any such tax and to defer payment, if required, until after Tenant's liability therefor is finally determined.

             (b) If any tenant finish improvements, trade fixtures, alterations or improvements or business machines and equipment located in, on or about the Premises, regardless of whether they are installed or paid for by Landlord or Tenant and whether or not they are affixed to and become a part of the realty and the property of Landlord, are assessed for real property tax purposes at a valuation higher than that at which other such property in other leased space in the Buildings is assessed, then Tenant shall reimburse Landlord as additional rent for the amount of real property taxes shown on the appropriate county official's records as having been levied upon the Building or other property of Landlord by reason of such excess assessed valuation.

       14.   Assignment and Subletting.

             (a) Except as expressly permitted pursuant to this section, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, assign or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law without the written consent of Landlord.

             (b) Notwithstanding the provisions of Section (a) above, Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord's consent and without extending any option to Landlord, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant as a going concern of the business that is being conducted on the Premises, provided that said assignee assumes, in full, the obligations of Tenant under this Lease.

       (c) Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by
Landlord  of  any  provision  hereof.     Consent  to  one  assignment  or
subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by an assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease.

15.    Transfers by Landlord.

       (a)   Sales,  Conveyance  and  Assignment.   Nothing in  this Lease
shall restrict the right of Landlord to sell, convey, assign or otherwise
deal   with  the Buildings,  subject to  the rights  of Tenant  under this
Lease.

       (b) Effect of Sale, Conveyance or Assignment. A sale, conveyance or assignment of the Buildings shall operate to release Landlord from liability from and after the effective date thereof upon all of the covenants, terms and conditions of this Lease, express or implied, except as such may relate to the period prior to such effective date, and Tenant shall thereafter look solely to Landlord's successor in interest in and to this Lease. This Lease shall not be affected by any such sale, conveyance or assignment, and Tenant shall attorn to Landlord's successor in interest thereunder, provided such successor shall expressly assume all of the obligations of Landlord under this Lease.

       (c) Subordination. Landlord reserves the right to subject and subordinate this Lease at all times to the lien of any first mortgage(s) now or hereafter placed upon Landlord's interest in the leased premises and on the land and buildings of which the leased premises are a part or upon any buildings hereafter placed upon the land which the leased premises are a part, and Tenant shall execute and deliver any and all documents necessary to evidence such subordination. No default by Landlord under any such first mortgage(s) shall affect Tenant's rights hereunder so long as Tenant is not in default under this Lease. Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by Landlord covering the leased premises, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease.

       (d) It is a condition, however, of the sale, subordination and lien provisions set forth in this Section, that Landlord shall procure from any such successor, purchaser, mortgagee or trustee an agreement in writing, which shall be delivered to Tenant, providing in substance that so long as Tenant shall faithfully discharge the obligations on its part to be kept and performed under the terms of this Lease, Tenant's tenancy will not be disturbed nor this Lease affected by any default under such mortgage or deed of trust, and the successor, purchaser, mortgagee or trustee agrees that this Lease shall remain in full force and effect even though default in the mortgage or deed of trust may occur.

      (e) As a condition precedent to Tenant's obligations hereunder, Landlord shall procure from any person, company, partnership, corporation or entity which now has or may have at the commencement of this Lease a mortgage lien encumbering the Demised Premises, an agreement in writing, which shall be delivered to Tenant, providing in substance that so long as Tenant shall faithfully discharge the obligations on its part to be kept and performed under the terms of this Lease, its tenancy will not be disturbed nor this Lease affected by any default under such mortgage, and the agreement and acknowledgment of any such mortgagee that this Lease shall remain in full force and effect even though default in the mortgage may occur.

16.    Defaults and Remedies.

       (a) Default by Tenant. The occurrence of any one or more of the following events shall be a default and breach of this Lease by Tenant:

             (i) Tenant shall fail to pay (A) any monthly installment of base rent or the Annual Rental Adjustment and such nonpayment shall not have been cured within five (5) business days after the date of Tenant's receipt of notice of such nonpayment, or (B) any other additional rent and such nonpayment shall not have been cured within thirty (30) days after the date of Tenant's receipt of notice of such nonpayment;

             (ii)   Tenant  shall fail   to perform  or observe  any term,
       condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after notice thereof from Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Tenant is of such nature that the same cannot reasonably be performed within such thirty (30) day period, such default shall be deemed to have been cured if Tenant commences such performance within said
       thirty   (30) day  period and  thereafter diligently  undertakes to complete the same;

             (iii)  A trustee  or receiver  shall be  appointed  to  take possession of substantially all of Tenant's assets in, on or about the Premises or of Tenant's interest in this Lease (and Tenant does
       not   regain  possession   within  sixty    (60)  days   after  such
       appointment); Tenant makes an assignment for the benefit of creditors; or substantially all of Tenant's assets in, on or about the Premises or Tenant's interest in this Lease are attached or levied upon under execution (and Tenant does not discharge the same within sixty (60) days thereafter); and

             (iv)   A  petition   in  bankruptcy,   insolvency,  or   for
       reorganization or arrangement is filed by or against Tenant pursuant to any federal or state statute (and, with respect to any such petition filed against it, Tenant fails to secure a stay or discharge thereof within sixty (60) days after the filing of the same).

       (b) Remedies of landlord. Upon the occurrence of any event of default set forth in Section 16(a) hereof, Landlord shall have the following rights and remedies, in addition to those allowed by law, any one or more of which may be exercised without further notice to or demand upon Tenant:

             (i) Landlord may re-enter the Premises and cure any default of Tenant, in which event Tenant shall reimburse Landlord as additional rent for any cost and expenses which Landlord may incur to cure such default; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action, regardless of whether caused by Landlord's negligence or otherwise;

            (ii) Landlord may terminate this Lease as of the date of such default, in which event: (A) neither Tenant nor any person claiming under or through Tenant shall thereafter be entitled to possession of the Premises, and Tenant shall immediately thereafter surrender the Premises to Landlord; (B) Landlord may re-enter the Premises and dispossess Tenant or any other occupants of the Premises by force, summary proceedings, ejectment or otherwise, and may remove their effects, without prejudice to any other remedy which Landlord may have for possession or arrearages in rent; and
      (C) upon the termination of this Lease Landlord shall use its best efforts to re-let all or any part of the Premises for a term which may be different from that which would otherwise have constituted the balance of the term of this Lease and for rent and on terms and conditions which may be different from those contained herein, whereupon Tenant shall be obligated to pay to Landlord as liquidated damages the difference between the rent provided for herein and that actually received pursuant to any lease covering a subsequent re-letting of the Premises, for the period which would otherwise have constituted the balance of the term of this Lease, together with all of Landlord's costs and expenses for preparing the Premises for re-letting, including all repairs, tenant finish improvements, brokers' and attorneys' fees, and all loss or damage which Landlord may sustain by reason of such termination, re-entry and re-letting, it being expressly understood and agreed that the liabilities and remedies specified in this Section 16(b)(ii) shall survive the termination of this Lease; and

             (iii) Landlord may sue for injunctive relief or to recover damages for any loss resulting from the breach.

      Any agreement for an extension or renewal of the term of this Lease or any additional period thereafter, shall not thereby prevent Landlord from terminating this Lease during the term hereof for any reason specified in this Lease. If any such right of termination is exercised by Landlord during the term of this Lease or any extension or renewal hereof, Tenant's right to any further extension or renewal of this Lease shall thereby be automatically cancelled. Any such right of termination of Landlord contained herein shall continue during the term of this Lease and any subsequent extension or renewal hereof.

      (c) Non-Waiver of Defaults. The failure or delay by either party hereto to enforce or exercise at any time any of the rights or remedies or other provisions of this Lease shall not be construed to be a waiver thereof, nor affect the validity of any part of this Lease or the right of either party thereafter to enforce each and every such right or remedy or other provisions. No waiver of any default and breach of this Lease shall be held to be a waiver of any other default and breach. The receipt of rent by Landlord at a time after rent is due under this Lease shall not be construed as a waiver of such default. The receipt by Landlord of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. No act or omission by Landlord or its employees or agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

      17.  Access to the Premises.

      Landlord, its employees and agents and any mortgagee of the Buildings shall have the right to enter any part of the Premises upon reasonable notice to Tenant at all reasonable times for the purposes of examining or inspecting the same, showing the same to prospective purchasers, mortgagees or tenants and for making such repairs, alterations or improvements to the Premises or the Buildings as Landlord may deem necessary or desirable. If representatives of Tenant shall not be present to open and permit such entry into the Premises at any time when such entry is necessary by reason of emergency, Landlord and its employees and agents may enter the Premises by means of a master key or otherwise. Such entry shall not constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor.

      18.  Surrender of Premises.

      Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord, together with all alterations, improvements and other property as provided elsewhere herein, in broom-clean condition and in good order, condition and repair, except for ordinary wear and tear and damage which Tenant is not obligated to repair, failing which Landlord may restore the Premises to such condition at Tenant's expense. Upon such expiration or termination, Tenant's trade fixtures, furniture and equipment, including but not limited to computer equipment, shall remain Tenant's property, and if Tenant shall not be in default under this Lease, Tenant shall have the right to remove the same. Tenant shall promptly repair any damage caused by any such removal, and shall restore the Premises to the condition existing prior to the installation of the items so removed.

      19.  Holding Over.

      In the event Tenant remains in possession of the Premises with the consent of Landlord after the expiration or earlier termination of this Lease, Tenant shall be deemed to hold the Premises as a tenant at will, subject to all of the terms, conditions, covenants and provisions of this Lease (which shall be applicable during the holdover period), except that Tenant shall pay to Landlord such rent as Landlord shall then specify, which rent shall be payable to Landlord on demand. Tenant shall vacate and surrender the Premises to Landlord upon Tenant's receipt of notice from Landlord to vacate. No holding over by Tenant, whether with or without the consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided herein.

      20.  Definition of Landlord, Landlord's Liability.

      The term "Landlord" as used in this Lease so far as covenants or obligations on the part of Landlord are concerned shall be limited to mean and include only the owner or owners at the time in question of the fee of the leased premises, and in the event of any transfer or transfers of the title to such fee the Landlord herein named (and in case of any subsequent transfers or conveyances the then grantor) shall be automatically freed and relieved from and after the date of such transfer or conveyance of all personal liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, provided that any funds in the hands of such Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee and any amount then due and payable to Tenant by Landlord of the then grantor under any provision of this Lease shall be paid to Tenant, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord shall, subject as aforesaid, be binding on Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership.

        If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, and if as a consequence of such default Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied against the right, title and interest of Landlord in the Buildings and out of rents or other income from such property receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Buildings, and Landlord shall not be liable for any deficiency.

       21.    Quiet Enjoyment.

       Landlord hereby covenants and agrees that if Tenant shall perform all the covenants and agreements herein stipulated to be performed on Tenant's part, Tenant shall at all times during the term of this Lease have the peaceable and quiet enjoyment and possession of the Premises without any manner of let or hindrance from Landlord or any persons lawfully claiming under or through Landlord.

       22.    Default by Landlord.

       It shall be a default and breach of this Lease by Landlord if it shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after notice thereof from Tenant; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is of such nature
that   the  same  cannot  reasonably be  performed within  such thirty  (30)
day period, such default shall be deemed to have been cured if Landlord commences such performance within said thirty (30) day period and thereafter diligently undertakes to complete the same.

       23.    Notice and Place of Payment.

              (a) All rent and other payments required to be made by Tenant to Landlord shall be delivered or mailed to Landlord at the address set forth below or any other address Landlord may specify from time to time by written notice given to Tenant:

                            3330 W. Market Properties
                            55 South Miller Road
                            Akron, Ohio 44313
                            Attention:  Mr. Dan Marchetta

              (b) All payments required to be made by Landlord to Tenant shall be delivered or mailed to Tenant at the address set forth in
       Section 23(c) hereof or at any other address within the United States as Tenant may specify from time to time by written notice given to Landlord.

              (c) Any notice required or permitted to be given under this Lease shall be deemed to have been given if reduced in writing and delivered in person or mailed by registered or certified mail, return receipt requested, postage prepaid, to the party who is to receive such notice at the address set forth below. When so mailed, the notice shall be deemed to have been given as of the date it was mailed.

              Landlord:     3330 W. Market Properties
                            55 South Miller Road
                            Akron, Ohio 44313

                            Attention:  Mr. Dan Marchetta

              With a
              copy to:      Patrick J. Wack, Esq.
                            41 Merz Boulevard
                            Akron, Ohio 44313

      Tenant:       Telxon Corporation
                    3330 West Market Street
                    Akron, Ohio 44313-3352
                    Attention:  President

      With a
      copy to:      Goodman Weiss Freedman
                    100 Erieview Plaza, 27th Floor
                    Cleveland, Ohio 44114
                    Attention:  Howard J. Freedman, Esq.

24.   Miscellaneous General Provisions.

      (a) Any amounts of money to be paid by Tenant to Landlord pursuant to the provisions of this Lease, whether or not such payments are denominated "rent" or "additional rent" and whether or not they are to be periodic or recurring, shall be deemed "rent" or "additional rent" for purposes of this Lease; and any failure to pay any of the same as provided in this Lease shall entitle Landlord to exercise all of the rights and remedies afforded hereby or by law for the collection and enforcement of Tenant's obligation to pay rent. Tenant's obligation to pay any such rent or additional rent pursuant to the provisions of this Lease shall survive the expiration or other termination of this Lease and the surrender of possession of the Premises after any holdover period.

       (b) Tenant shall, within ten (10) days following receipt of a written request from Landlord, execute, acknowledge and deliver to Landlord or to any lender, purchaser or prospective lender or purchaser designated by Landlord a written statement certifying (i) that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification), (ii) the date to which rent has been paid, and (iii) that there are not, to Tenant's knowledge, any uncured defaults (or specifying such defaults if any are claimed). Any such statement may be relied upon by any prospective purchaser or mortgagee for all or any part of the Buildings. Tenant's failure to deliver such statement within such period shall be conclusive upon Tenant that this Lease is in full force and effect and unmodified, and that there are no uncured defaults in Landlord's performance hereunder.

       (c) If requested by either party, a Memorandum of Lease, containing the information required by Ohio law concerning this Lease shall be prepared, executed by both parties and filed for record in the office of the Recorder of Summit County, Ohio.

       (d) Landlord and Tenant hereby represent and warrant that no real estate broker or finder was involved in this transaction. Each party hereto shall indemnify and hold harmless the other party for any and all liability (and related expense, including reasonable attorneys' fees) incurred in connection with the negotiation or execution of this Lease for any real estate broker's commission or finder's fee which has been earned by a real estate broker or other person on such party's behalf.

       (e) This Lease is being executed and delivered by Landlord in the State of Ohio and shall be construed and enforced in accordance with the laws of that state.

       (f) This Lease, including all Exhibits, constitutes the entire agreement between the parties hereto and may not be modified except by an instrument in writing executed by the parties hereto.

       (g) This Lease and the respective rights and obligations of the parties hereto shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto as well as the parties themselves; provided, however, that Landlord, its successors and assigns shall be obligated to perform Landlord's covenants under this Lease only during and in respect of their successive periods as Landlord during the term of this Lease.

            (h) If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.

            (i) Landlord shall not, by virtue of the execution of this Lease or the leasing of the Premises to Tenant, become or be deemed a partner of Tenant in the conduct of Tenant's business on the Premises or otherwise.

            (j) As used in this Lease, the word "person" shall mean and include, where appropriate, an individual, corporation, partnership or other entity; the plural shall be substituted for the singular, and the singular for the plural, where appropriate; and words of any gender shall include any other gender. The topical headings of the several Sections of this Lease are inserted only as a matter of convenience and reference, and do not affect, define, limit or describe the scope or intent of this Lease.

      25.   Option to Purchase.

      Provided Tenant is not then materially in default of any of its obligations under this Lease, Tenant shall have the right and option to purchase the Buildings and the parcels of land included in the Premises, in their entirety, together with all improvements and personal property owned by Landlord thereon (the "Property"), for such purchase price as may be agreed between Landlord and Tenant or, failing such agreement, within thirty (30) days following Tenant's exercise of its option to purchase, for a price equal to the fair market value of the Property as determined by two qualified professional M.I.A. real estate appraisers, one of whom shall be selected by Landlord and the other of whom shall be selected by Tenant. The appraisers thus selected shall submit their respective appraisals to Landlord and Tenant not later than thirty (30) days following their selection and, provided that such appraisals do not vary from the average thereof by a factor of ten percent (10%) or more, the purchase price shall be equal to the average of such appraisals. In the event such appraisals vary from the average thereof by ten percent (10%) or
more, the   two appraisers  thus selected shall  jointly select a third qualified professional M.I.A. real estate appraiser, who shall within thirty
(30) days following his selection render his appraisal, which shall not be greater than the higher appraisal theretofore rendered pursuant to this Section nor lower than the lower appraisal theretofore rendered pursuant to this Section, and the purchase price for the Property shall be equal to the average of the three appraisals. Tenant may exercise such option by written notice to Landlord at either of the following times: (a) not later than September 1, 1993, in which event such purchase would be consummated on or before December 31, 1993, and Tenant would reimburse Landlord for any mortgage prepayment or assumption fees incurred by Landlord as a result of such purchase; or (b) September 1, 2001, in which event such purchase would be consummated on or before December 31, 2001.

      Such purchase would be consummated by deposit with Chicago Title Insurance Company ("Chicago Title") or such other title company or financial institution as Tenant may select as escrow agent (the "Escrow Agent") of a recordable limited warranty deed (or deeds), which conveys fee simple marketable title to the Property to Tenant or its nominee free and clear of any and all liens and encumbrances whatsoever, except (a) those certain matters set forth in Schedule B, Section 2, Items 3,4,5,6,7, and 10 of Commitment for Title Insurance No. AK-220,630 (effective date: December 22, 1986) issued by Chicago Title, a copy of the pertinent part of which is attached hereto and made a part hereof as Exhibit B; (b) those certain matters set forth in Schedule B,
Section 2, Items 4,5, and 6 of Commitment for Title Insurance No. AK-220,643 (effective date: December 22, 1986) issued by Chicago Title, a copy of the pertinent part of which is attached hereto and made a part hereof as Exhibit C; and (c) zoning and building ordinances, if any, and general real estate taxes not then due and payable; such items to be deposited with the Escrow Agent not
later than  fifteen   (15)  days prior  to consummation  of such  purchase (the
"Closing").   In addition,  not later  than fifteen   (15)  days  prior  to the
Closing, Landlord shall deposit with the Escrow Agent an assignment to Tenant of all existing leases affecting the Property, a copy of Landlord's closing affidavit given to the Escrow Agent with respect to payment of bills for work performed and materials furnished to the Property within ninety (90) days of Closing, a certificate of Landlord that it is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code, a bill of sale to Tenant for the personal property included in the Property, and such other and further documents and instruments as may be reasonably requested by Tenant, all in form reasonably satisfactory to Tenant. Closing shall be accomplished by and upon the following: (a) deposit in escrow of all documents and funds respectively required of Landlord and Tenant; (b) payment of the purchase price; (c) issuance by the Escrow Agent of an Owner's Title of Insurance Policy in the amount of the purchase price, insuring fee simple title ownership of the Property as of the Closing to Tenant or its nominee, free and clear of any liens and encumbrances whatsoever except those matters stated above; and (d) disbursement to Landlord of the net amount due it after giving effect to the following cost allocations: Landlord shall pay the premium for title insurance to the extent of the premium for a title guarantee in the same amount, and Tenant shall pay the balance of such premium; real estate taxes shall be apportioned as of the date of transfer of title according to the calendar year, using the last available County Treasurer's tax duplicate for the purpose of closing the escrow, with any current assessments, re-assessed assessments and/or re-spread taxes upon the Premises to be paid out of Landlord's funds at Closing; Tenant shall pay one-half (1/2) of the escrow fees and all recording fees; Landlord shall pay real property conveyance fees and one-half (1/2) the escrow fees; rents receivable, security deposits, utility and service contract charges, and accounts payable and leasing commissions shall be equitably adjusted as of the Closing by Landlord and Tenant.

      IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written:


Witnesses as to Landlord:                LANDLORD:  3330 W. MARKET PROPERTIES

/s/ Patrick J. Wack                      By: /s/ Dan Marchetta
/s/ Gerald J. Gabriel                        General Partner


Witnesses as to Tenant:                  TENANT:  TELXON CORPORATION

/s/ Patrick J. Wack                      By: /s/ Eugene A. Novak
/s/ Gerald J. Gabriel                        Vice President

STATE OF OHIO                 )
                              ) SS
COUNTY OF SUMMIT              )

        BEFORE ME, a Notary Public in and for said County and State, personally
appeared the above named                                , to me known to  be
the person who executed the within and foregoing instrument, who acknowledged that he is duly authorized to execute such instrument on behalf of 3330 W. Market Properties, that he did execute said instrument on behalf of said partnership and that the same is his free and voluntary act and deed as General Partner of said partnership and is the free and voluntary act and deed of said partnership for the uses and purposes therein set forth.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Akron, Ohio, this 16th day of March, 1987.



                                 /s/ Howard J. Freedman
                                 Notary Public


STATE OF OHIO                )
                             ) SS
COUNTY OF SUMMIT             )

      BEFORE ME, a Notary Public in and for said County and State, personally appeared the above named Eugene A. Novak, known to me to be the Vice President of Telxon Corporation, the corporation which executed the foregoing instrument, who acknowledged that he did sign and seal the foregoing instrument for, and on behalf of said corporation, being thereunto duly authorized by its Board of Directors, that the same is his free act and deed as such officer and the free act and deed of said corporation.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Akron, Ohio, this 16th day of March, 1987.



                                         /s/ Howard J. Freedman
                                         Notary Public

                               LEGAL DESCRIPTION


PARCEL I:

Situated in the City of Fairlawn, County of Summit and State of Ohio: and known as being part of Lot 4, formerly Copley Township, and more fully described as follows:

     Beginning at the point of intersection of the East line of Fairlawn Village Heights Estates, as recorded in Plat Book 62, Page 18 of the Summit County Records of Plats, produced northerly and the original centerline of West Market Street;

     thence S. 58 deg. 23' 30" E. along the said original centerline, 378.00 feet to the true place of beginning;

     thence continuing S. 58 deg. 23' 30" E. along said original centerline,
150.00 feet to a point;

     thence S. 31 deg. 36' 10" W., 435.60 feet to an I.P.;
     thence S. 58 deg. 23' 30" E., 115.67 feet to an I.P.;
     thence S. 31 deg. 36' 30" W., 150.00 feet to an I.P.;
     thence N. 58 deg. 23' 30" W. along the northerly line of land conveyed to the First Universalist Church of Akron and recorded in Volume 3585, Page 548, Summit County Records, 282.45 feet to an I.P. on the southerly extension of the Easterly line of said Fairlawn Village Heights Estates;

     thence N. 00 deg. 09' 52" W. along the Easterly line of said Fairlawn Village Heights Estates and the southerly extension thereof, 118.69 feet to an I.P. at the southwesterly corner of land conveyed to William D. DeVere and Mary Ann DeVere and recorded in Volume 4931, Page 9 of the Summit County Records;

     thence N. 89 deg. 50' 08" E. along the southerly line of said DeVere parcel, 93.25 feet to an I.P. at the southeasterly corner of said DeVere parcel;

     thence N. 31 deg. 36' 10" E. along the easterly line of said DeVere parcel, 435.60 feet to the true place of beginning, as surveyed by Charles
J. Messmore, Registered Surveyor, in December, 1978, but subject to all legal roads and highways.

PARCEL II:

Situated--in the City of Fairlawn, County of Summit and State of Ohio, and known as being part of Lot 4, formerly Copley Township, and being more fully described as follows:

     Beginning at the intersection of the original Centerline of West Market Street and the Westerly line of Morewood Road, as dedicated in Plat Book 49, Page 73 of the Summit County Record of Plats; Thence S. 31 deg. 36' 30" W., along said Westerly Street line, 435.60 feet to an I. P.; Thence N. 58 deg. 23' 30" W., 518.69 feet to an I. P. at the Southeasterly corner of land conveyed to No. 547 Building Company by Deed dated June 8, 1972 and recorded in Volume 4071, Page 644 of the Summit County Record of Deeds: Thence N. 31 deg. 36' 10" E., along the Easterly line of land so conveyed to No. 547 Building Company, 435.60 feet to a point on the original centerline of said West Market Street (and passing through an I. P. set at 405.60 feet), said point being S. 58 deg. 23' 30" E., 528.00 feet along said original centerline from its intersection with the East line of Fairlawn Village Heights Estates, as recorded in Plat Book 62, Page 18 of the Summit County Record of Plats; Thence S. 58 deg. 23' 30" E., along said original street centerline, 518.72 feet to the place of beginning.

                                  Exhibit A

                                     Exhibit A
                                    Page 1 of 2

            Situated in the City of Fairlawn, County of Summit and State of Ohio and known as being part of Lot 4, formerly Copley Township, and more fully described as follows:


                                   (forward)





                             (SCHEDULE A continued)



         Beginning at a point on the Westerly line of Morewood Road as dedicated in Plat Book 49, Page 73, of the Summit County Record of Plats, said point being S 31 deg. 36' 30" W along said line 435.60 feet from its intersection with the original centerline of West Market Street:

         Thence S 31 deg. 36' 30" W along said street line 150.00 feet to an I.P.;

         Thence N 58 deg. 23' 30" W, 403.02 feet to an I.P.;
         Thence N 31 deg. 36' 30" E, 150.00 feet to an I.P.;
         Thence S 58 deg. 23' 30" E, 403.02 feet to the place of beginning,

    as surveyed by Messmore & Fay, Registered Surveyors, in March, 1978.





                                   EXHIBIT 1
                                  Page 2 of 2

Number
       AK-220,630                                            Page 1

                            SCHEDULE B - Section 2

        Schedule B of the policy or policies to be issued will contain exceptions to the following matters unless the same are disposed of to the satisfaction of the Company.

    1. Defects, liens, encumbrances, adverse claims or other matters, if any, created first appearing in the public records or attaching subsequent to the effective date hereof but prior to the date the proposed Insured acquires for value of record the estate or interest or mortgage thereon covered by this Commitment.

    2. Any owner's policy issued pursuant hereto will contain under Schedule B the standard exceptions set forth at the inside cover hereof. Any loan policy will contain under Schedule B standard Exceptions 1, 2 and 3 unless a satisfactory survey and inspection of the premises is made.

    3. Restrictions and Reservations contained in the Warranty Deed from Dorothy Braden Packard Smith to Blanche L. Hart, dated May 11, 1939, filed for record May 16, 1939 at 9:40 A. M. and being recorded in Volume 1775, Page 20 of Summit County Records, conveying a part of Parcel II of premises described in Schedule C.

    See Exhibit A attached hereto and made a part hereof.

    Note:  By the Dedication Plan of Moorewood Road filed for record July
1, 1957, at 1:05 P. M. and recorded in Plat Book 49, Page 73 of Summit County Records, the Southeasterly 25 feet of the 35 feet reserved for street purposes in the above deed was dedicated to the Public use for Highway purposes.

    Note: Said restrictions contain no forfeiture clause and a violation thereof would not work a forfeiture or reversion of title.

    Note: This company insures against loss by reason of the present violation of the restrictions.





RB:eb





                                   EXHIBIT B
                                  Page 1 of 2

Number AK-220,630                                  Page 2



    4.  An Electric Distribution Easement from Blanche L. Hart and Clarence
W. Hart, to Ohio Edison Company, dated November 29, 1960, filed for record December 19, 1960 at 10:21 A. M. and being recorded in Volume 3905, Page 221 of Summit County Records, for lines for the distribution of electric current, including telephone and telegraph.

    See Exhibit B attached hereto and made a part hereof.

    5.  An Underground Distribution Easement from Simon Joint Venture
IV to Ohio Edison Company, dated January 10, 1980, filed for record January 22, 1980 at 8:49 A. M. and being recorded in Volume 6333, Page 33 of
Summit County Records, for Distribution of electric current and the operation of telephone and telegraph lines.

    See Exhibit C attached hereto and made a part hereof.

    6. Memorandum of Lease by and among Prudential Insurance Company of America a New Jersey corporation and Simon & Company, an Ohio General Partnership DBA Simon Joint Venture IV Landlord and Telxon Corporation a Delaware Corporation, Tenant, dated June 4, 1981,1 filed for record July 29, 1981 at 9:02 A. M. and recorded in Volume 6476, Page 170 of Summit County Records.

    Term 5 years commencing on the First Day of the calendar month succeed-ing the date construction is substantially completed with an option of 1 renewal term of 5 years.

    See Exhibit D attached hereto and made a part hereof.

    7. Amendment to Memorandum of Lease by and among Prudential Insurance Company of America, a New Jersey Corporation and Simon & Company an Ohio General Partnership DBA Simon Joint Venture IV Landlord and Telxon Corporation a Delaware Corporation, Tenant, dated May 15, 1982 filed for record May
20, 1982 at 9:40 A. M. and recorded in Volume 6554, Page 499 of Summit
County Records.

    See Exhibit E attached hereto and made a part hereof.

    8. Mortgage for $4,740,000.00 from Simon Joint Venture IV, an Ohio Partnership to The Prudential Insurance Company of America, dated June
4, 1986, filed for record June 4, 1979 at 10:41 A. M. and being recorded in Volume 6271, Page 587 of Summit County Records.

    See Exhibit F attached hereto and made a part hereof.

    9. Conditional Assignment of Rentals from Simon Joint Venture IV an Ohio Partnership to The Prudential Insurance Company of America, dated
June 4, 1979, filed for record June 4, 1979 at 10:43 A. M. recorded in
Volume 6226, Page 59 of Summit County Records, in the amount of $4,740,000.00.

    See Exhibit G attached hereto and made a part hereof.

    10. Subject to two 0.5' curb encroachments from the most Southerly side of Parcel I of caption premises upon the premises adjoining caption and a 6.55' encroachment of a 2' in diameter catch basin from a storm conduit on the Southwesterly side of Parcel II of caption premises upon the premises adjoining caption as disclosed by Survey provided by C.
J. Messmore & Associates, Inc. by Registered Surveyor C. J. Messmore #4512 Registered Surveyor.

                                   EXHIBIT B
                                  Page 2 of 2

Number AK-220,643                                          Page 2




  4. Restrictions and Reservations as contained in the Warranty Deed from Dorothy B. Smith to Blanche L. Hart, dated February 27, 1945, filed for record on April 10, 1945 at 10:27 A.M., and recorded in Volume 2162,
Page 445 of Summit County Records, conveying premises described in Schedule
C.

    See Exhibit A attached hereto and made a part hereof.

    NOTE: By the Dedication Plan of Morewood Road, filed for record on July 1, 1957 at 1:05 P.M., and recorded in Plat Book 49, Page 73 of Summit County Records, the Southeasterly 25 feet of the 35 feet reserved for street purposes in the above deed was dedicated to the Public Use for Highway Purposes.

  5. Easement and Right of Way for distribution of electric current, in-cluding telephone and telegraph, from Blanche L. Hart and Clarence W. Hart to Ohio Edison Company, dated November 29, 1960, filed for record on December 19, 1960 at 10:21 A.M., and recorded in Volume 3905, Page 271 of Summit County Records.

    See Exhibit B attached hereto and made a part hereof.





                                   EXHIBIT C

Number AK-220,643                 (SCHEDULE B continued)          Page 3


   6. There are no Special Taxes or Assessments charged against premises described in Schedule C, except an assessment for Sewer Maintenance which is payable in semi-annual installments of $27.00 each for the year through 1986.

       No examination has been made for Special Taxes or Assessments which have not been certified to the County Auditor.

   7. Premises described in Schedule C, are listed for Taxation on the 1986 Duplicate, Fairlawn City, in the name of Simon Joint Venture
IV.

       PM No. 09-00509
       PPN CP-0005-02-002
       Lot 4 W of Morewood Rd

       Special Assessments for the first half 1986 amounting to $27.00 are a lien due and payable.

       Taxes for the first half 1986,    $1,369.55
                    920 Credit              347.58
                    Roll Back Credit        102.20
                    Adjusted Tax         $  919.77  are a lien due and
payable.

       Taxes and Assessments for the last half 1986 are a lien not yet due and payable.

       Taxes and Assessments for the year 1987, amount not yet determined, are a lien not yet due and payable.

       Additions or abatements which may hereafter be made by legally constituted authorities as provided for in Chapter 5713 of the Ohio Revised Code.





                                   EXHIBIT C
                                  Page 2 of 2